     THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN  REGISTERED
     UNDER THE  SECURITIES  ACT OF 1933, AS AMENDED (THE "ACT").  THE SECURITIES
     MAY NOT BE SOLD,  TRANSFERRED  OR ASSIGNED  IN THE ABSENCE OF AN  EFFECTIVE
     REGISTRATION  STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF
     COUNSEL IN FORM,  SUBSTANCE AND SCOPE  CUSTOMARY FOR OPINIONS OF COUNSEL IN
     COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR
     UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.

                          SECURED CONVERTIBLE DEBENTURE

Denver, Colorado
February 6, 2003                                                      $100,000

     FOR VALUE RECEIVED, IDIAL NETWORKS, INC., a Nevada corporation (hereinafter called the  "Borrower"),  hereby  promises to pay to the order of AJW  Offshore,
Ltd. or  registered  assigns  (the  "Holder")  the sum of One  Hundred  Thousand
Dollars  ($100,000),  on  February  6, 2004 (the  "Maturity  Date"),  and to pay
interest on the unpaid  principal  balance  hereof at the rate of twelve percent
(12%) per annum from  February 6, 2003 (the "Issue Date") until the same becomes due and payable,  whether at maturity or upon  acceleration  or by prepayment or otherwise.  Any amount of principal or interest on this  Debenture  which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid ("Default Interest").  Interest shall commence  accruing on the issue date,  shall be computed on the basis of a
365-day year and the actual number of days elapsed and shall be payable,  at the option of the Holder,  either  quarterly on March 31, June 30,  September 30 and
December  31 of each  year  beginning  on  March  31,  2003,  or at the  time of conversion of the principal to which such  interest  relates in accordance  with
Article I below.  All payments due hereunder  (to the extent not converted  into common stock, $.005 par value per share, of the Borrower (the "Common Stock") in accordance  with the terms  hereof)  shall be made in lawful money of the United
States of America  or, at the option of the  Borrower,  in whole or in part,  in shares of Common Stock of the Borrower valued at the then applicable  Conversion
Price (as defined  herein).  All  payments  shall be made at such address as the
Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture.  Whenever any amount  expressed to be due by the terms of this  Debenture  is due on any day which is not a business  day, the same shall instead be due on the next succeeding day which is a business day and,  in the case of any  interest  payment  date which is not the date on which this  Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining  the amount of interest due on such date. As used in this Debenture, the term "business day" shall mean any day other than a Saturday,  Sunday or a day on which commercial banks in the city of
New York,  New York are  authorized  or  required by law or  executive  order to remain closed.  Each  capitalized term used herein,  and not otherwise  defined, shall have the meaning  ascribed  thereto in that  certain  Securities  Purchase
Agreement,  dated  February  6,  2003,  pursuant  to which  this  Debenture  was originally issued (the "Purchase Agreement").

     This Debenture is free from all taxes,  liens, claims and encumbrances with respect to the issue  thereof and shall not be subject to  preemptive  rights or other  similar  rights  of  shareholders  of the  Borrower  and will not  impose personal  liability  upon the holder  thereof.  The  obligations of the Borrower under this Debenture shall be secured by that certain  Security  Agreement dated by and between the Borrower and the Holder of even date herewith.

     The following terms shall apply to this Debenture:

Article I.                          CONVERSION RIGHTS

1.1  Conversion Right. The Holder shall have the right from time to time, and at any time on or prior to the earlier of (i) the  Maturity  Date and (ii) the date of payment of the Default  Amount (as defined in Article III) pursuant to Section  1.6(a) or  Article  III,  the  Optional  Prepayment  Amount (as
     defined in Section 5.1 or any  payments  pursuant to Section  1.7,  each in respect of the remaining  outstanding principal amount of this Debenture to convert all or any part of the outstanding and unpaid  principal  amount of this Debenture into fully paid and  non-assessable  shares of Common Stock, as such Common  Stock  exists on the Issue  Date,  or any shares of capital stock or other  securities  of the  Borrower  into which such Common  Stock shall  hereafter be changed or  reclassified  at the conversion  price (the
     "Conversion   Price")  determined  as  provided  herein  (a  "Conversion");
     provided, however, that in no event shall the Holder be entitled to convert any portion of this  Debenture in excess of that portion of this  Debenture upon  conversion  of which  the sum of (1) the  number  of shares of Common
     Stock  beneficially  owned by the Holder  and its  affiliates  (other  than shares of Common Stock which may be deemed  beneficially  owned through the ownership of the  unconverted  portion of the Debentures or the unexercised or unconverted  portion of any other  security of the Borrower  (including, without  limitation,  the warrants  issued by the Borrower  pursuant to the
     Purchase  Agreement)  subject to a  limitation  on  conversion  or exercise analogous to the limitations contained herein) and (2) the number of shares of  Common  Stock  issuable  upon the  conversion  of the  portion  of this
     Debenture with respect to which the  determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding  shares of Common Stock.  For purposes of the proviso to the immediately preceding sentence,  beneficial ownership shall be  determined in  accordance  with Section  13(d) of the  Securities
     Exchange Act of 1934, as amended, and Regulations 13D-G thereunder,  except as  otherwise  provided in clause (1) of such  proviso.  The Holder of this
     Debenture may waive the limitations set forth herein by sixty-one (61) days written  notice to the Company.  The number of shares of Common Stock to be issued  upon each  conversion  of this  Debenture  shall be  determined  by dividing  the  Conversion  Amount  (as  defined  below)  by the  applicable
     Conversion  Price  then in effect on the date  specified  in the  notice of conversion,  in the form  attached  hereto  as  Exhibit A (the  "Notice  of
     Conversion"),  delivered to the Borrower by the Holder in  accordance  with
     Section 1.4 below;  provided  that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in,  notice) to the Borrower  before 6:00 p.m.,  New York, New York time on such conversion date (the "Conversion  Date"). The term "Conversion Amount"
     means, with respect to any conversion of this Debenture, the sum of (1) the principal  amount of this Debenture to be converted in such conversion plus
     (2) accrued and unpaid  interest,  if any, on such principal  amount at the interest rates  provided in this Debenture to the Conversion  Date plus (3)
     Default  Interest,  if any, on the amounts  referred to in the  immediately preceding  clauses  (1) and/or  (2) plus (4) at the  Holder's  option,  any amounts owed to the Holder  pursuant to Sections  1.3 and 1.4(g)  hereof or pursuant to Section 2(c) of that  certain  Registration  Rights  Agreement, dated as of  February  6, 2003,  executed  in  connection  with the initial issuance of this  Debenture  and the other  Debentures  issued on the Issue
     Date (the "Registration Rights Agreement").

1.2  Conversion Price.

     (a)  Calculation of Conversion  Price.  The  Conversion  Price shall be the lesser of (i) the Variable  Conversion  Price (as defined  herein) and
          (ii) the Fixed Conversion Price (as defined herein) (subject,  in each case, to equitable  adjustments  for stock splits,  stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the  securities of any  subsidiary  of the Borrower,  combinations, recapitalization,  reclassifications,  extraordinary distributions and similar  events).  The  "Variable  Conversion  Price"  shall  mean the
          Applicable  Percentage  (as defined  herein)  multiplied by the Market
          Price (as defined  herein).  "Market  Price"  means the average of the lowest  three (3)  Trading  Prices (as  defined  below) for the Common
          Stock during the twenty (20) Trading Day period ending one Trading Day prior to the date the  Conversion  Notice is sent by the Holder to the
          Borrower via facsimile (the "Conversion Date"). "Trading Price" means, for any  security as of any date,  the intraday  trading  price on the
          Over-the-Counter  Bulletin  Board  (the  "OTCBB")  as  reported  by  a reliable  reporting  service  mutually  acceptable  to  and  hereafter designated by Holders of a majority in interest of the  Debentures and the Borrower or, if the OTCBB is not the principal  trading market for such  security,  the intraday  trading  price of such  security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday  trading price of such security is available in any of the foregoing manners, the average of the intraday trading  prices of any market makers for such security that are listed in the "pink  sheets" by the National  Quotation  Bureau,  Inc. If the
          Trading Price cannot be  calculated  for such security on such date in the manner provided above,  the Trading Price shall be the fair market value as  mutually  determined  by the  Borrower  and the holders of a majority in interest of the Debentures  being  converted for which the calculation of the Trading Price is required in order to determine the
          Conversion Price of such Debentures.  "Trading Day" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal  securities exchange or other securities market on which the Common Stock is then being traded.  "Applicable  Percentage" shall mean 50.0%. The "Fixed Conversion Price" shall mean $.05.

     (b)  Conversion Price During Major Announcements.  Notwithstanding anything contained in Section 1.2(a) to the contrary, in the event the Borrower
          (i) makes a public  announcement  that it  intends to  consolidate  or merge  with any other  corporation  (other  than a merger in which the
          Borrower is the  surviving or continuing  corporation  and its capital stock is  unchanged) or sell or transfer all or  substantially  all of the  assets  of the  Borrower  or (ii) any  person,  group  or  entity
          (including the Borrower) publicly announces a tender offer to purchase
          50% or more of the  Borrower's  Common  Stock (or any  other  takeover scheme)  (the date of the  announcement  referred  to in clause (i) or
          (ii) is hereinafter referred to as the "Announcement  Date"), then the
          Conversion  Price  shall,  effective  upon the  Announcement  Date and continuing through the Adjusted  Conversion Price Termination Date (as defined  below),  be equal to the  lower of (x) the  Conversion  Price which would have been  applicable  for a  Conversion  occurring on the
          Announcement Date and (y) the Conversion Price that would otherwise be in effect.  From and after the Adjusted  Conversion Price  Termination
          Date,  the  Conversion  Price shall be determined as set forth in this
          Section  1.2(a).  For  purposes  hereof,  "Adjusted  Conversion  Price
          Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover  scheme) for which a public  announcement as  contemplated  by this Section  1.2(b) has been made, the date upon which the  Borrower  (in the case of clause (i) above) or the  person, group or entity  (in the case of clause  (ii)  above)  consummates  or publicly  announces the  termination  or  abandonment  of the proposed transaction  or tender  offer (or takeover  scheme)  which caused this
          Section 1.2(b) to become operative.

1.3  Authorized  Shares.  The  Borrower  covenants  that  during  the period the conversion right exists,  the Borrower will reserve from its authorized and unissued Common Stock a sufficient  number of shares,  free from preemptive rights,  to  provide  for the  issuance  of  Common  Stock  upon  the  full conversion of this Debenture and the other  Debentures  issued  pursuant to the  Purchase  Agreement.  The  Borrower  is  required at all times to have authorized  and  reserved  two times the number of shares  that is actually issuable upon full  conversion of the  Debentures  (based on the Conversion
     Price of the  Debentures  or the  Exercise  Price of the Warrants in effect from time to time) (the "Reserved  Amount").  The Reserved  Amount shall be increased from time to time in accordance  with the Borrower's  obligations pursuant to Section 4(h) of the Purchase Agreement. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital  structure  which would change the number of shares of Common Stock into which the Debentures shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter  there shall be a sufficient  number of shares  of Common  Stock  authorized  and  reserved,  free from  preemptive rights,  for  conversion of the  outstanding  Debentures.  The Borrower (i)
     acknowledges that it has irrevocably instructed its transfer agent to issue certificates  for  the  Common  Stock  issuable  upon  conversion  of  this
     Debenture,  and (ii)  agrees  that its  issuance  of this  Debenture  shall constitute  full  authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates  for shares of Common Stock in  accordance  with the terms and conditions of this Debenture.

     If, at any time a Holder of this Debenture  submits a Notice of Conversion, and the Borrower  does not have  sufficient  authorized  but unissued  shares of
Common  Stock  available  to  effect  such  conversion  in  accordance  with the provisions of this Article I (a "Conversion  Default"),  subject to Section 4.8, the  Borrower  shall issue to the Holder all of the shares of Common Stock which are then  available  to effect such  conversion.  The portion of this  Debenture which the Holder included in its Conversion  Notice and which exceeds the amount which is then  convertible  into  available  shares of Common Stock (the "Excess
Amount") shall,  notwithstanding  anything to the contrary contained herein, not be convertible  into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date  additional  shares of Common
Stock are  authorized by the Borrower to permit such  conversion,  at which time the  Conversion  Price  in  respect  thereof  shall  be the  lesser  of (i)  the
Conversion Price on the Conversion  Default Date (as defined below) and (ii) the
Conversion  Price on the  Conversion  Date  thereafter  elected by the Holder in respect  thereof.  In addition,  the Borrower  shall pay to the Holder  payments
("Conversion  Default  Payments") for a Conversion  Default in the amount of (x)
the sum of (1) the then outstanding  principal amount of this Debenture plus (2)
accrued and unpaid  interest on the unpaid  principal  amount of this  Debenture through the Authorization Date (as defined below) plus (3) Default Interest,  if any, on the amounts  referred  to in clauses (1) and/or (2),  multiplied  by (y)
..24,  multiplied  by (z) (N/365),  where N = the number of days from the day the holder submits a Notice of Conversion  giving rise to a Conversion  Default (the
"Conversion  Default  Date") to the date  (the  "Authorization  Date")  that the
Borrower  authorizes  a  sufficient  number of shares of Common  Stock to effect conversion of the full  outstanding  principal  balance of this  Debenture.  The
Borrower  shall use its best efforts to authorize a sufficient  number of shares of Common Stock as soon as  practicable  following  the earlier of (i) such time that the Holder  notifies the Borrower or that the  Borrower  otherwise  becomes aware that there are or likely  will be  insufficient  authorized  and  unissued shares to allow full  conversion  thereof  and (ii) a  Conversion  Default.  The
Borrower  shall send  notice to the Holder of the  authorization  of  additional shares  of Common  Stock,  the  Authorization  Date and the  amount of  Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar  month shall be paid in cash or shall be  convertible  into Common
Stock (at such time as there are sufficient  authorized  shares of Common Stock)
at the applicable Conversion Price, at the Holder's option, as follows:

     (a)  In the event Holder elects to take such payment in cash,  cash payment shall be made to Holder by the fifth (5th) day of the month  following the month in which it has accrued; and

     (b)  In the event Holder elects to take such payment in Common  Stock,  the
          Holder may  convert  such  payment  amount  into  Common  Stock at the
          Conversion  Price (as in effect at the time of conversion) at any time after the fifth day of the month  following  the month in which it has accrued  in  accordance  with the terms of this  Article I (so long as there is then a  sufficient  number  of  authorized  shares  of Common
          Stock).

     The Holder's  election shall be made in writing to the Borrower at any time prior to 6:00  p.m.,  New  York,  New York  time,  on the third day of the month following the month in which  Conversion  Default  payments have accrued.  If no election is made,  the Holder shall be deemed to have  elected to receive  cash.
Nothing  herein shall limit the Holder's  right to pursue actual damages (to the extent in excess of the Conversion  Default Payments) for the Borrower's failure to maintain a sufficient  number of authorized  shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity
(including degree of specific performance and/or injunctive relief).

1.4  Method of Conversion.

     (a)  Mechanics of Conversion. Subject to Section 1.1, this Debenture may be converted  by the  Holder in whole or in part at any time from time to time after the Issue Date, by (A)  submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the  Conversion  Date prior to 6:00 p.m.,  New York, New
          York  time) and (B)  subject  to  Section  1.4(b),  surrendering  this
          Debenture at the principal office of the Borrower.

     (b)  Surrender of Debenture Upon  Conversion.  Notwithstanding  anything to the contrary set forth herein,  upon  conversion of this  Debenture in accordance with the terms hereof,  the Holder shall not be required to physically  surrender this Debenture to the Borrower unless the entire unpaid principal amount of this Debenture is so converted.  The Holder and the Borrower shall maintain  records showing the principal  amount so converted and the dates of such conversions or shall use such other method,  reasonably satisfactory to the Holder and the Borrower, so as not to require  physical  surrender of this  Debenture  upon each such conversion.  In the event of any dispute or discrepancy,  such records of the Borrower shall be controlling and  determinative in the absence of manifest error.  Notwithstanding  the foregoing,  if any portion of this Debenture is converted as aforesaid,  the Holder may not transfer this  Debenture  unless the Holder first  physically  surrenders  this
          Debenture to the Borrower, whereupon the Borrower will forthwith issue and  deliver  upon the  order of the  Holder a new  Debenture  of like tenor,  registered  as the Holder  (upon  payment by the Holder of any applicable transfer taxes) may request,  representing in the aggregate the remaining unpaid  principal  amount of this Debenture.  The Holder and any assignee,  by acceptance of this  Debenture,  acknowledge  and agree that, by reason of the provisions of this  paragraph,  following conversion of a portion of this Debenture,  the unpaid and unconverted principal  amount of this Debenture  represented by this Debenture may be less than the amount stated on the face hereof.

     (c)  Payment of Taxes.  The  Borrower  shall not be required to pay any tax which may be payable in respect of any transfer  involved in the issue and delivery of shares of Common Stock or other securities or property on  conversion  of this  Debenture  in a name  other  than that of the
          Holder (or in street name),  and the Borrower shall not be required to issue or  deliver  any such  shares or other  securities  or  property unless and until the person or persons  (other  than the Holder or the custodian  in whose  street  name such  shares  are to be held for the
          Holder's  account)  requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have  established  to the satisfaction of the Borrower that such tax has been paid.

     (d)  Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication)  of a Notice of Conversion  meeting the requirements for  conversion  as provided in this Section  1.4, the Borrower  shall issue and deliver or cause to be issued and  delivered  to or upon the order of the Holder  certificates  for the Common Stock  issuable upon such conversion  within two (2) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof,  surrender of this Debenture)  (such second business day being hereinafter  referred to as the  "Deadline")  in  accordance  with the
          terms  hereof  and  the   Purchase   Agreement   (including,   without
          limitation, in accordance with the requirements of Section 2(g) of the
          Purchase Agreement that certificates for shares of Common Stock issued on or after the  effective  date of the  Registration  Statement  upon conversion of this Debenture shall not bear any restrictive legend).

     (e)  Obligation of Borrower to Deliver  Common  Stock.  Upon receipt by the
          Borrower of a Notice of  Conversion,  the Holder shall be deemed to be
          the  holder  of  record  of  the  Common  Stock   issuable  upon  such
          conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this  Article  I, all  rights  with  respect  to the  portion  of this
          Debenture  being so converted  shall  forthwith  terminate  except the right to receive the Common Stock or other  securities,  cash or other assets,  as herein provided,  on such conversion.  If the Holder shall have given a Notice of Conversion as provided  herein,  the Borrower's obligation  to issue and deliver  the  certificates  for Common  Stock shall be absolute and  unconditional,  irrespective  of the absence of any action by the Holder to  enforce  the same,  any waiver or consent with respect to any  provision  thereof,  the recovery of any judgment against any person or any action to enforce  the same,  any failure or delay in the  enforcement  of any other  obligation of the Borrower to the  holder  of  record,  or  any  setoff,  counterclaim,  recoupment, limitation  or  termination,  or any breach or  alleged  breach by the
          Holder of any  obligation to the  Borrower,  and  irrespective  of any other  circumstance which might otherwise limit such obligation of the
          Borrower  to the  Holder  in  connection  with  such  conversion.  The
          Conversion  Date  specified in the Notice of  Conversion  shall be the
          Conversion Date so long as the Notice of Conversion is received by the
          Borrower before 6:00 p.m., New York, New York time, on such date.

     (f)  Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical  certificates  representing  the Common Stock  issuable  upon conversion, provided the Borrower's transfer agent is participating in
          the  Depository  Trust  Company  ("DTC")  Fast  Automated   Securities
          Transfer  ("FAST")  program,  upon  request  of  the  Holder  and  its compliance  with the  provisions  contained in Section 1.1 and in this
          Section  1.4,  the  Borrower  shall use its best  efforts to cause its transfer  agent to  electronically  transmit the Common Stock issuable upon  conversion  to the Holder by  crediting  the account of Holder's
          Prime Broker with DTC through its Deposit  Withdrawal Agent Commission
          ("DWAC") system.

     (g)  Failure to Deliver Common Stock Prior to Deadline.  Without in any way
          limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock  issuable upon  conversion of this  Debenture is more than two (2) days after the Deadline  (other than a failure due to the circumstances  described in Section 1.3 above,  which failure shall be governed by such Section) the Borrower  shall pay to the Holder $2,000 per day in cash,  for each day beyond the  Deadline  that the Borrower fails to deliver such Common Stock.  Such cash amount shall be paid to
          Holder by the fifth day of the month  following  the month in which it has accrued or, at the option of the Holder (by written  notice to the
          Borrower by the first day of the month following the month in which it has  accrued),  shall  be  added  to  the  principal  amount  of  this
          Debenture,  in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional  principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture.

1.5  Concerning the Shares.  The shares of Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) such shares are sold pursuant to an effective  registration statement under the Act or (ii)
     the  Borrower  or its  transfer  agent  shall have been  furnished  with an opinion of counsel  (which  opinion  shall be in form,  substance and scope customary for opinions of counsel in comparable transactions) to the effect that  the  shares  to be sold  or  transferred  may be sold or  transferred pursuant to an exemption  from such  registration  or (iii) such shares are sold or  transferred  pursuant  to Rule 144 under  the Act (or a  successor rule) ("Rule 144") or (iv) such shares are  transferred  to an  "affiliate"
     (as defined in Rule 144) of the  Borrower  who agrees to sell or  otherwise transfer the shares only in accordance  with this Section 1.5 and who is an
     Accredited  Investor  (as  defined in the  Purchase  Agreement).  Except as otherwise  provided in the Purchase  Agreement  (and subject to the removal provisions set forth below),  until such time as the shares of Common Stock issuable upon conversion of this Debenture have been  registered  under the
     Act as contemplated by the  Registration  Rights Agreement or otherwise may be sold  pursuant to Rule 144 without any  restriction  as to the number of securities as of a particular date that can then be immediately  sold, each certificate  for shares of Common Stock  issuable  upon  conversion of this
     Debenture  that  has not  been so  included  in an  effective  registration statement or that has not been sold  pursuant to an effective  registration statement or an exemption that permits removal of the legend,  shall bear a legend substantially in the following form, as appropriate:

     "THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN REGISTERED
     UNDER THE  SECURITIES  ACT OF 1933, AS AMENDED.  THE  SECURITIES MAY NOT BE
     SOLD,  TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE  REGISTRATION
     STATEMENT  FOR THE  SECURITIES  UNDER SAID ACT, OR AN OPINION OF COUNSEL IN
     FORM,  SUBSTANCE AND SCOPE  CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE
     TRANSACTIONS,  THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD
     PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT."

     The legend set forth above shall be removed and the Borrower shall issue to the Holder a new  certificate  therefor  free of any transfer  legend if (i) the
Borrower or its  transfer  agent shall have  received an opinion of counsel,  in form,  substance  and scope  customary  for  opinions  of counsel in  comparable transactions,  to the effect that a public sale or transfer of such Common Stock may be made  without  registration  under the Act and the  shares are so sold or transferred,  (ii) such Holder  provides the Borrower or its transfer agent with reasonable  assurances  that the Common Stock  issuable upon  conversion of this
Debenture (to the extent such securities are deemed to have been acquired on the same date) can be sold  pursuant  to Rule 144 or (iii) in the case of the Common
Stock issuable upon  conversion of this  Debenture,  such security is registered for sale by the Holder under an effective registration statement filed under the
Act or otherwise may be sold pursuant to Rule 144 without any  restriction as to the number of  securities as of a particular  date that can then be  immediately sold. Nothing in this Debenture shall (i) limit the Borrower's  obligation under the  Registration  Rights  Agreement  or (ii)  affect  in any  way the  Holder's obligations to comply with applicable  prospectus delivery requirements upon the resale of the securities referred to herein.

1.6  Effect of Certain Events.

     (a)  Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale,  conveyance or  disposition of all or  substantially  all of the assets  of  the  Borrower,  the  effectuation  by  the  Borrower  of a transaction or series of related  transactions  in which more than 50%
          of  the  voting   power  of  the  Borrower  is  disposed  of,  or  the
          consolidation,  merger or other  business  combination of the Borrower with or into any other  Person (as defined  below) or Persons when the
          Borrower  is not the  survivor  shall  either:  (i) be deemed to be an
          Event of Default  (as  defined in Article  III)  pursuant to which the
          Borrower shall be required to pay to the Holder upon the  consummation of and as a  condition  to such  transaction  an  amount  equal to the
          Default Amount (as defined in Article III) or (ii) be treated pursuant
          to  Section  1.6(b)  hereof.   "Person"  shall  mean  any  individual,
          corporation,  limited  liability  company,  partnership,  association, trust or other entity or organization.

     (b)  Adjustment  Due to Merger,  Consolidation,  Etc.  If, at any time when this  Debenture is issued and  outstanding  and prior to conversion of all of the  Debentures,  there  shall  be any  merger,  consolidation, exchange of shares, recapitalization, reorganization, or other similar event,  as a result of which  shares of Common  Stock of the  Borrower shall be  changed  into the same or a  different  number  of shares of another  class or classes of stock or  securities  of the  Borrower or another  entity,  or in  case  of any  sale  or  conveyance  of all or substantially  all of  the  assets  of  the  Borrower  other  than  in connection with a plan of complete  liquidation of the Borrower,  then the  Holder  of this  Debenture  shall  thereafter  have the  right to receive upon conversion of this Debenture, upon the basis and upon the terms and  conditions  specified  herein  and in lieu of the shares of
          Common Stock immediately  theretofore  issuable upon conversion,  such stock,  securities or assets which the Holder would have been entitled to receive in such  transaction  had this  Debenture been converted in full  immediately  prior to such  transaction  (without  regard to any limitations  on  conversion  set forth  herein),  and in any such case appropriate  provisions  shall be made with  respect to the rights and interests  of the  Holder  of  this  Debenture  to the  end  that  the provisions  hereof  (including,  without  limitation,  provisions  for adjustment  of  the  Conversion  Price  and of the  number  of  shares issuable  upon  conversion  of  the  Debenture)  shall  thereafter  be applicable,  as  nearly  as  may be  practicable  in  relation  to any securities  or  assets  thereafter  deliverable  upon  the  conversion hereof.  The Borrower  shall not effect any  transaction  described in this  Section  1.6(b)  unless  (a)  it  first  gives,  to  the  extent practicable,  thirty (30) days prior written  notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization,  reorganization or other similar event or sale of assets  (during  which time the Holder  shall be  entitled  to convert this  Debenture) and (b) the resulting  successor or acquiring entity  (if  not the  Borrower)  assumes  by  written  instrument  the obligations  of  this  Section  1.6(b).  The  above  provisions  shall
          similarly  apply  to  successive   consolidations,   mergers,   sales,
          transfers or share exchanges.

     (c)  Adjustment Due to Distribution.  If the Borrower shall declare or make any  distribution  of its assets (or rights to acquire  its assets) to holders of Common  Stock as a dividend,  stock  repurchase,  by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares)  of capital  stock of a  subsidiary  (i.e.,  a  spin-off))  (a
          "Distribution"),  then the Holder of this Debenture shall be entitled, upon any  conversion  of this  Debenture  after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock  issuable  upon such  conversion had such Holder been the holder of such shares of Common  Stock on the record date for the  determination  of  shareholders  entitled to such
          Distribution.

     (d)  Adjustment  Due to  Dilutive  Issuance.  If,  at  any  time  when  any
          Debentures are issued and  outstanding,  the Borrower issues or sells, or in  accordance  with this Section  1.6(d)  hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable  expenses or commissions  or  underwriting  discounts or  allowances  in connection therewith) less than the Fixed  Conversion Price in effect on the date of such  issuance (or deemed  issuance) of such shares of Common Stock
          (a "Dilutive Issuance"),  then immediately upon the Dilutive Issuance, the  Fixed  Conversion  Price  will be  reduced  to the  amount of the consideration  per share  received by the  Borrower  in such  Dilutive
          Issuance;  provided  that  only one  adjustment  will be made for each
          Dilutive Issuance.

     The Borrower  shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or grants any warrants,  rights or options, whether or not immediately  exercisable,  to subscribe for or to purchase Common
Stock or other  securities  convertible  into or  exchangeable  for Common Stock
("Convertible Securities") (such warrants, rights and options to purchase Common
Stock or Convertible  Securities are  hereinafter  referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such
Options is less than the Fixed Conversion  Price then in effect,  then the Fixed
Conversion  Price  shall be equal to such price per share.  For  purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options,  plus the minimum  aggregate  amount of additional consideration,  if any,  payable to the  Borrower  upon the exercise of all such
Options,  plus, in the case of Convertible Securities issuable upon the exercise of such  Options,  the  minimum  aggregate  amount of  additional  consideration payable upon the  conversion  or exchange  thereof at the time such  Convertible
Securities first become  convertible or exchangeable,  by (ii) the maximum total number of shares of Common Stock  issuable upon the exercise of all such Options
(assuming full conversion of Convertible Securities, if applicable).  No further adjustment to the Conversion Price will be made upon the actual issuance of such
Common  Stock  upon the  exercise  of such  Options  or upon the  conversion  or exchange of Convertible Securities issuable upon exercise of such Options.

     Additionally, the Borrower shall be deemed to have issued or sold shares of
Common  Stock if the  Borrower  in any  manner  issues or sells any  Convertible
Securities,  whether or not immediately  convertible  (other than where the same are issuable  upon the  exercise of Options),  and the price per share for which
Common Stock is issuable upon such conversion or exchange is less than the Fixed
Conversion Price then in effect,  then the Fixed Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence,  the "price per share for which Common Stock is issuable  upon such  conversion or exchange"
is determined by dividing (i) the total amount,  if any,  received or receivable by the  Borrower  as  consideration  for  the  issuance  or  sale  of  all  such
Convertible  Securities,   plus  the  minimum  aggregate  amount  of  additional
consideration,  if any,  payable to the Borrower upon the conversion or exchange thereof at the time such  Convertible  Securities  first become  convertible  or exchangeable,  by (ii) the  maximum  total  number of  shares  of  Common  Stock issuable upon the conversion or exchange of all such Convertible Securities.  No further  adjustment to the Fixed  Conversion  Price will be made upon the actual issuance of such Common Stock upon  conversion  or exchange of such  Convertible
Securities.

     No  adjustment  to the  Fixed  Conversion  Price  will be made (i) upon the
exercise  of  any  Options  or  Convertible   Securities  granted,   issued  and
outstanding  on the date of issuance of this  Debenture;  (ii) upon the grant or exercise of any shares of Common Stock, Options or Convertible  Securities which may hereafter be granted or exercised  under any employee  benefit  plan,  stock option  plan or  restricted  stock plan of the  Company  now  existing  or to be implemented in the future, so long as the issuance of such Common Stock, Options or Convertible  Securities is approved by a majority of the independent  members of the Board of  Directors  of the  Company  or a majority  of the  members of a committee of independent directors established for such purpose;  (iii) upon the exercise of the Debentures;  or (iv) upon the issuance, grant or exercise of any shares of Common Stock,  Options or Convertible  Securities which may be issued, granted or  exercised  pursuant  to a  consulting  arrangement  under which such consultants  perform  bona  fide  consulting  services  to  the  Company  or its subsidiaries.

     (e)  Purchase  Rights.  If, at any time when any  Debentures are issued and outstanding,  the Borrower issues any convertible securities or rights to  purchase  stock,  warrants,  securities  or  other  property  (the
          "Purchase  Rights")  pro rata to the  record  holders  of any class of
          Common Stock,  then the Holder of this  Debenture  will be entitled to acquire,  upon the  terms  applicable  to such  Purchase  Rights,  the aggregate  Purchase  Rights which such Holder  could have  acquired if such Holder had held the number of shares of Common  Stock  acquirable upon complete  conversion  of this  Debenture  (without  regard to any limitations on conversion  contained  herein)  immediately  before the date on which a record is taken  for the  grant,  issuance  or sale of such  Purchase  Rights or, if no such record is taken,  the date as of which the record  holders of Common Stock are to be determined for the
          grant,   issue  or  sale  of  such  Purchase  Rights.  (f)  Notice  of
          Adjustments. Upon the occurrence of each adjustment or readjustment of the  Conversion  Price as a result  of the  events  described  in this
          Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment  and prepare and furnish to the Holder of a certificate  setting forth such adjustment or readjustment and showing in detail  the facts upon which such  adjustment  or  readjustment  is based. The Borrower shall, upon the written request at any time of the
          Holder,  furnish to such Holder a like  certificate  setting forth (i)
          such adjustment or readjustment, (ii) the Conversion Price at the time in  effect  and (iii)  the  number  of shares of Common  Stock and the amount,  if any, of other  securities  or  property  which at the time would be received upon conversion of the Debenture.

1.7  Trading Market  Limitations.  Unless  permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise  pursuant to this Debenture and the other Debentures issued pursuant to the Purchase  Agreement  more than the maximum number of shares of Common  Stock that the  Borrower  can issue  pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the "Maximum Share  Amount"),  which, as of the Issue Date shall be
     21,277,766  shares  (19.99% of the total  shares  outstanding  on the Issue
     Date),  subject to equitable adjustment from time to time for stock splits, stock dividends,  combinations,  capital reorganizations and similar events relating to the Common  Stock  occurring  after the date  hereof.  Once the
     Maximum  Share  Amount has been  issued  (the date of which is  hereinafter referred to as the "Maximum  Conversion  Date"),  if the Borrower  fails to eliminate any prohibitions under applicable law or the rules or regulations
     of  any   stock   exchange,   interdealer   quotation   system   or   other
     self-regulatory  organization with jurisdiction over the Borrower or any of its securities on the Borrower's ability to issue shares of Common Stock in excess of the Maximum Share Amount (a "Trading Market  Prepayment  Event"),
     in lieu  of any  further  right  to  convert  this  Debenture,  and in full satisfaction  of the  Borrower's  obligations  under  this  Debenture,  the
     Borrower shall pay to the Holder,  within fifteen (15) business days of the
     Maximum  Conversion Date (the "Trading Market Prepayment  Date"), an amount equal to 130% times the sum of (a) the then outstanding principal amount of this Debenture  immediately following the Maximum Conversion Date, plus (b)
     accrued  and  unpaid  interest  on the  unpaid  principal  amount  of  this
     Debenture to the Trading Market Prepayment Date, plus (c) Default Interest, if any, on the amounts referred to in clause (a) and/or (b) above, plus (d)
     any optional  amounts that may be added  thereto at the Maximum  Conversion
     Date  by  the  Holder  in  accordance  with  the  terms  hereof  (the  then outstanding  principal amount of this Debenture  immediately  following the
     Maximum  Conversion  Date, plus the amounts referred to in clauses (b), (c)
     and  (d)  above  shall  collectively  be  referred  to  as  the  "Remaining
     Convertible  Amount").  With  respect  to each  Holder of  Debentures,  the
     Maximum  Share Amount shall refer to such  Holder's pro rata share  thereof determined in accordance  with Section 4.8 below. In the event that the sum of (x)  the  aggregate  number  of  shares  of  Common  Stock  issued  upon conversion of this Debenture and the other  Debentures  issued  pursuant to the Purchase  Agreement  plus (y) the aggregate  number of shares of Common
     Stock that remain  issuable upon conversion of this Debenture and the other
     Debentures issued pursuant to the Purchase  Agreement,  represents at least one hundred  percent  (100%) of the Maximum  Share Amount (the  "Triggering
     Event"),  the  Borrower  will  use its  best  efforts  to seek  and  obtain
     Shareholder Approval (or obtain such other relief as will allow conversions hereunder  in excess of the Maximum  Share  Amount) as soon as  practicable following the Triggering  Event and before the Maximum  Conversion Date. As used herein,  "Shareholder  Approval" means approval by the shareholders of the  Borrower  to  authorize  the  issuance of the full number of shares of
     Common  Stock  which  would be issuable  upon full  conversion  of the then outstanding Debentures but for the Maximum Share Amount.

1.8  Status as  Shareholder.  Upon  submission  of a Notice of  Conversion  by a
     Holder,  (i) the shares  covered  thereby  (other than the shares,  if any, which cannot be issued  because their  issuance  would exceed such Holder's allocated  portion of the Reserved Amount or Maximum Share Amount) shall be deemed  converted into shares of Common Stock and (ii) the Holder's  rights as a Holder of such  converted  portion of this  Debenture  shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise  available at law or in equity to such Holder  because of a failure by the Borrower to comply with the terms of this Debenture.  Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th)  business day after the expiration of the Deadline with respect to a conversion  of any portion of this  Debenture  for any reason, then (unless the Holder  otherwise  elects to retain its status as a holder of Common Stock by so notifying  the  Borrower) the Holder shall regain the rights of a Holder  of this  Debenture  with  respect  to such  unconverted portions of this Debenture and the Borrower  shall, as soon as practicable, return such  unconverted  Debenture to the Holder or, if the  Debenture has
     not been  surrendered,  adjust its records to reflect  that such portion of this  Debenture  has not been  converted.  In all cases,  the Holder  shall retain all of its rights and remedies (including,  without limitation,  (i)
     the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion  Default and any subsequent
     Conversion  Default  and (ii) the right to have the  Conversion  Price with respect to subsequent  conversions  determined  in accordance  with Section
     1.3) for the Borrower's failure to convert this Debenture.

Article II.                         CERTAIN COVENANTS

2.1  Distributions  on Capital  Stock.  So long as the  Borrower  shall have any obligation  under  this  Debenture,  the  Borrower  shall not  without  the
     Holder's  written  consent (a) pay,  declare or set apart for such payment, any  dividend or other  distribution  (whether  in cash,  property or other securities)  on shares of capital  stock other than  dividends on shares of
     Common Stock solely in the form of additional shares of Common Stock or (b)
     directly or indirectly or through any subsidiary  make any other payment or distribution  in  respect of its  capital  stock  except for  distributions pursuant to any  shareholders'  rights plan which is approved by a majority of the Borrower's disinterested directors.

2.2  Restriction  on Stock  Repurchases.  So long as the Borrower shall have any obligation  under  this  Debenture,  the  Borrower  shall not  without  the
     Holder's written consent redeem,  repurchase or otherwise  acquire (whether for cash or in exchange for property or other  securities  or otherwise) in any one transaction or series of related transactions any shares of capital stock of the  Borrower  or any  warrants,  rights or options to purchase or acquire any such shares.

2.3  Borrowings.  So long as the Borrower shall have any  obligation  under this
     Debenture,  the Borrower shall not,  without the Holder's  written consent, create,  incur, assume or suffer to exist any liability for borrowed money, except (a)  borrowings  in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof,
     (b) indebtedness to trade creditors or financial  institutions  incurred in the ordinary  course of business or (c)  borrowings,  the proceeds of which shall be used to repay this Debenture.

2.4  Sale of Assets.  So long as the Borrower  shall have any  obligation  under this  Debenture,  the  Borrower  shall not,  without the  Holder's  written consent, sell, lease or otherwise dispose of any significant portion of its assets  outside  the  ordinary  course  of  business.  Any  consent  to the disposition  of any assets may be  conditioned  on a  specified  use of the proceeds of disposition.

2.5  Advances and Loans. So long as the Borrower shall have any obligation under this  Debenture,  the  Borrower  shall not,  without the  Holder's  written consent,  lend  money,  give credit or make  advances to any person,  firm, joint venture or  corporation,  including,  without  limitation,  officers, directors,  employees,  subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the  Borrower has  informed  Holder in writing  prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of
     $50,000.

2.6  Contingent  Liabilities.  So long as the Borrower shall have any obligation under this Debenture,  the Borrower shall not, without the Holder's written consent,  assume,  guarantee,  endorse,  contingently  agree to purchase or
     otherwise   become  liable  upon  the  obligation  of  any  person,   firm,
     partnership,  joint venture or  corporation,  except by the  endorsement of negotiable  instruments  for deposit or collection and except  assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, and (b) similar  transactions in the ordinary course of business.

Article III.                           EVENTS OF DEFAULT

            If any of the  following  events of  default  (each,  an "Event of
Default") shall occur:

3.1  Failure  to Pay  Principal  or  Interest.  The  Borrower  fails  to pay the principal hereof or interest thereon when due on this Debenture, whether at maturity,  upon a Trading Market  Prepayment Event pursuant to Section 1.7, upon acceleration or otherwise.

3.2  Conversion  and the Shares.  The  Borrower  fails to issue shares of Common
     Stock to the Holder (or  announces or threatens  that it will not honor its obligation to do so) upon exercise by the Holder of the  conversion  rights of the Holder in accordance  with the terms of this Debenture (for a period of at least sixty (60) days,  if such  failure is solely as a result of the circumstances  governed by Section  1.3 and the  Borrower is using its best efforts to authorize a sufficient  number of shares of Common Stock as soon as practicable),  fails to transfer or cause its transfer agent to transfer
     (electronically  or in  certificated  form) any  certificate  for shares of
     Common Stock issued to the Holder upon conversion of or otherwise  pursuant
     to  this   Debenture  as  and  when  required  by  this  Debenture  or  the
     Registration  Rights Agreement,  or fails to remove any restrictive  legend
     (or to withdraw any stop transfer  instructions in respect  thereof) on any certificate  for any  shares of Common  Stock  issued  to the  Holder  upon conversion of or otherwise  pursuant to this Debenture as and when required by this  Debenture  or the  Registration  Rights  Agreement  (or  makes any announcement,  statement  or  threat  that it does not  intend to honor the obligations  described  in this  paragraph)  and  any  such  failure  shall continue uncured (or any announcement, statement or threat not to honor its obligations  shall not be rescinded in writing) for ten (10) days after the
     Borrower shall have been notified thereof in writing by the Holder.

3.3  Failure to Timely File  Registration or Effect  Registration.  The Borrower
     fails  to file the  Registration  Statement  within  forty-five  (45)  days following the Closing Date (as defined in the Purchase Agreement) or obtain
     effectiveness   with  the  Securities   and  Exchange   Commission  of  the
     Registration  Statement  within one hundred twenty (120) days following the
     Closing Date (as defined in the Purchase  Agreement)  or such  Registration
     Statement  lapses in effect (or sales cannot  otherwise be made  thereunder effective,  whether  by  reason  of the  Borrower's  failure  to  amend  or
     supplement  the  prospectus   included   therein  in  accordance  with  the
     Registration  Rights  Agreement  or  otherwise)  for more than  twenty (20)
     consecutive  days or forty (40) days in any twelve  month  period after the
     Registration Statement becomes effective;

3.4  Breach of Covenants.  The Borrower  breaches any material covenant or other material  term or condition  contained in Sections  1.3, 1.6 or 1.7 of this
     Debenture,  or Sections 4(c),  4(e),  4(h), 4(i), 4(j) or 5 of the Purchase
     Agreement  and such  breach  continues  for a period of ten (10) days after written notice thereof to the Borrower from the Holder;

3.5  Breach of Representations and Warranties. Any representation or warranty of the Borrower  made herein or in any  agreement,  statement  or  certificate given in writing  pursuant  hereto or in  connection  herewith  (including, without  limitation,  the Purchase  Agreement and the  Registration  Rights
     Agreement),  shall be false or misleading in any material respect when made and the  breach of which  has (or with the  passage  of time  will  have) a material  adverse  effect on the rights of the Holder with  respect to this
     Debenture, the Purchase Agreement or the Registration Rights Agreement;

3.6  Receiver or Trustee.  The Borrower or any  subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the  appointment of a receiver or trustee for it or for a substantial  part of its property or business,  or such a receiver or trustee shall otherwise be appointed;

3.7  Judgments.  Any money judgment, writ or similar process shall be entered or filed against the Borrower or any  subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded  or unstayed  for a period of twenty  (20) days  unless  otherwise consented  to by  the  Holder,  which  consent  will  not  be  unreasonably withheld;

3.8  Bankruptcy.   Bankruptcy,   insolvency,   reorganization   or   liquidation
     proceedings or other proceedings for relief under any bankruptcy law or any law for the  relief  of  debtors  shall be  instituted  by or  against  the
     Borrower or any subsidiary of the Borrower;

3.9  Delisting of Common Stock.  The Borrower shall fail to maintain the listing of  the  Common  Stock  on at  least  one  of the  OTCBB  or an  equivalent replacement  exchange,  the Nasdaq  National  Market,  the Nasdaq  SmallCap
     Market, the New York Stock Exchange, or the American Stock Exchange; or

3.10 Default  Under Other  Debentures.  An Event of Default has  occurred and is continuing  under  any of  the  other  Debentures  issued  pursuant  to the
     Purchase Agreement,

then,  upon the occurrence and during the  continuation  of any Event of Default specified in Section 3.1,  3.2,  3.3, 3.4, 3.5, 3.7, 3.9, or 3.10, at the option of  the  Holders  of a  majority  of  the  aggregate  principal  amount  of  the outstanding  Debentures  issued pursuant to the Purchase  Agreement  exercisable through the  delivery of written  notice to the  Borrower by such  Holders  (the
"Default  Notice"),  and upon the occurrence of an Event of Default specified in
Section 3.6 or 3.8, the Debentures shall become  immediately due and payable and the Borrower shall pay to the Holder,  in full  satisfaction  of its obligations hereunder,  an amount  equal to the greater of (i) 130% times the sum of (w) the then outstanding  principal amount of this Debenture plus (x) accrued and unpaid interest on the unpaid principal amount of this Debenture to the date of payment
(the  "Mandatory  Prepayment  Date") plus (y) Default  Interest,  if any, on the amounts  referred to in clauses (w) and/or (x) plus (z) any amounts  owed to the
Holder pursuant to Sections 1.3 and 1.4(g) hereof or pursuant to Section 2(c) of the Registration Rights Agreement (the then outstanding principal amount of this
Debenture  to the date of payment  plus the amounts  referred to in clauses (x),
(y) and (z)  shall  collectively  be  known  as the  "Default  Sum") or (ii) the
"parity  value" of the Default Sum to be prepaid,  where  parity value means (a)
the highest  number of shares of Common Stock  issuable  upon  conversion  of or otherwise  pursuant to such Default Sum in  accordance  with Article I, treating the Trading Day  immediately  preceding  the  Mandatory  Prepayment  Date as the
"Conversion Date" for purposes of determining the lowest  applicable  Conversion
Price,  unless the Default  Event arises as a result of a breach in respect of a specific  Conversion  Date in  which  case  such  Conversion  Date  shall be the
Conversion  Date),  multiplied  by (b) the highest  Closing Price for the Common
Stock during the period  beginning on the date of first  occurrence of the Event of  Default  and  ending  one day prior to the  Mandatory  Prepayment  Date (the
"Default  Amount") and all other amounts  payable  hereunder  shall  immediately become due and payable, all without demand,  presentment or notice, all of which hereby  are  expressly  waived,  together  with all  costs,  including,  without limitation,  legal fees and  expenses,  of  collection,  and the Holder shall be entitled  to  exercise  all other  rights and  remedies  available  at law or in equity. If the Borrower fails to pay the Default Amount within five (5) business days of written  notice  that such  amount is due and  payable,  then the Holder shall  have the right at any time,  so long as the  Borrower  remains in default
(and so long and to the extent that there are sufficient  authorized shares), to require the Borrower,  upon written notice, to immediately issue, in lieu of the
Default  Amount,  the number of shares of Common Stock of the Borrower  equal to the Default Amount divided by the Conversion Price then in effect.

Article IV.                           MISCELLANEOUS

4.1  Failure or  Indulgence  Not Waiver.  No failure or delay on the part of the
     Holder in the  exercise of any power,  right or privilege  hereunder  shall operate as a waiver  thereof,  nor shall any single or partial  exercise of any such  power,  right or  privilege  preclude  other or further  exercise thereof or of any other right, power or privileges. All rights and remedies existing  hereunder are  cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2  Notices.  Any notice  herein  required or permitted to be given shall be in writing and may be  personally  served or  delivered  by courier or sent by
     United  States mail and shall be deemed to have been given upon  receipt if
     personally   served  (which  shall   include   telephone   line   facsimile
     transmission) or sent by courier or three (3) days after being deposited in the United  States  mail,  certified,  with  postage  pre-paid and properly addressed,  if sent by mail.  For the purposes  hereof,  the address of the
     Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 10800 East Bethany Drive, Suite 380, Denver, Colorado
     80014, facsimile number: 281-292-8083. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

4.3  Amendments.  This Debenture and any provision hereof may only be amended by an  instrument in writing  signed by the Borrower and the Holder.  The term
     "Debenture" and all reference thereto,  as used throughout this instrument, shall mean this instrument (and the other Debentures issued pursuant to the
     Purchase  Agreement)  as  originally  executed,  or  if  later  amended  or supplemented, then as so amended or supplemented.

4.4  Assignability.  This  Debenture  shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its  successors and assigns.  Each  transferee of this Debenture must be an
     "accredited  investor"  (as  defined  in  Rule  501(a)  of the  1933  Act).
     Notwithstanding  anything in this Debenture to the contrary, this Debenture may be pledged as collateral in connection  with a bona fide margin account or other lending arrangement.

4.5  Cost of  Collection.  If default is made in the payment of this  Debenture, the Borrower  shall pay the Holder  hereof costs of  collection,  including reasonable attorneys' fees.

4.6  Governing Law. THIS DEBENTURE SHALL BE ENFORCED,  GOVERNED BY AND CONSTRUED
     IN  ACCORDANCE  WITH  THE  LAWS OF THE  STATE  OF NEW  YORK  APPLICABLE  TO
     AGREEMENTS  MADE AND TO BE PERFORMED  ENTIRELY  WITHIN SUCH STATE,  WITHOUT
     REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE BORROWER  HEREBY SUBMITS
     TO THE EXCLUSIVE  JURISDICTION  OF THE UNITED STATES FEDERAL COURTS LOCATED
     IN NEW YORK,  NEW YORK WITH  RESPECT  TO ANY  DISPUTE  ARISING  UNDER  THIS
     DEBENTURE,  THE  AGREEMENTS  ENTERED  INTO IN  CONNECTION  HEREWITH  OR THE
     TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE
     THE DEFENSE OF AN  INCONVENIENT  FORUM TO THE  MAINTENANCE  OF SUCH SUIT OR
     PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY
     MAILED BY FIRST  CLASS  MAIL  SHALL BE DEEMED  IN EVERY  RESPECT  EFFECTIVE
     SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR  PROCEEDING.  NOTHING
     HEREIN  SHALL AFFECT  EITHER  PARTY'S  RIGHT TO SERVE  PROCESS IN ANY OTHER
     MANNER  PERMITTED BY LAW.  BOTH PARTIES  AGREE THAT A FINAL  NON-APPEALABLE
     JUDGMENT  IN ANY SUCH SUIT OR  PROCEEDING  SHALL BE  CONCLUSIVE  AND MAY BE
     ENFORCED IN OTHER  JURISDICTIONS  BY SUIT ON SUCH  JUDGMENT OR IN ANY OTHER
     LAWFUL  MANNER.  THE PARTY WHICH DOES NOT  PREVAIL IN ANY  DISPUTE  ARISING
     UNDER  THIS  DEBENTURE  SHALL BE  RESPONSIBLE  FOR ALL  FEES AND  EXPENSES,
     INCLUDING  ATTORNEYS' FEES,  INCURRED BY THE PREVAILING PARTY IN CONNECTION
     WITH SUCH DISPUTE.

4.7  Certain  Amounts.  Whenever  pursuant  to this  Debenture  the  Borrower is required to pay an amount in excess of the outstanding principal amount (or the  portion  thereof  required  to be paid at that time) plus  accrued and unpaid  interest plus Default  Interest on such interest,  the Borrower and the Holder agree that the actual  damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid  by the  Borrower  represents  stipulated  damages  and not a penalty and is intended  to  compensate  the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock  acquired  upon  conversion  of this  Debenture at a price  in  excess  of the  price  paid  for such  shares  pursuant  to this
     Debenture.  The  Borrower  and the Holder  hereby agree that such amount of stipulated damages is not plainly  disproportionate to the possible loss to the Holder from the receipt of a cash payment  without the  opportunity  to convert this Debenture into shares of Common Stock.

4.8  Allocations of Maximum Share Amount and Reserved Amount.  The Maximum Share
     Amount and Reserved Amount shall be allocated pro rata among the Holders of
     Debentures based on the principal amount of such Debentures  issued to each
     Holder. Each increase to the Maximum Share Amount and Reserved Amount shall be  allocated  pro  rata  among  the  Holders  of  Debentures  based on the principal  amount of such Debentures held by each Holder at the time of the increase in the Maximum  Share  Amount or Reserved  Amount.  In the event a
     Holder shall sell or otherwise  transfer any of such  Holder's  Debentures, each transferee shall be allocated a pro rata portion of such  transferor's
     Maximum Share Amount and Reserved Amount.  Any portion of the Maximum Share
     Amount or Reserved  Amount which remains  allocated to any person or entity which does not hold any  Debentures  shall be  allocated  to the  remaining
     Holders  of  Debentures,  pro rata  based on the  principal  amount of such
     Debentures then held by such Holders.

4.9  Damages  Shares.  The shares of Common  Stock that may be  issuable  to the
     Holder  pursuant to Sections 1.3 and 1.4(g)  hereof and pursuant to Section
     2(c) of the  Registration  Rights  Agreement  ("Damages  Shares")  shall be treated as Common Stock issuable upon  conversion of this Debenture for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock  issuable  hereunder, including without limitation,  the right to be included in the Registration
     Statement filed pursuant to the Registration Rights Agreement. For purposes of calculating interest payable on the outstanding principal amount hereof, except as  otherwise  provided  herein,  amounts  convertible  into Damages
     Shares  ("Damages  Amounts")  shall not bear interest but must be converted prior to the conversion of any outstanding  principal amount hereof,  until the outstanding Damages Amounts is zero.

4.10 Denominations.  At the  request  of the  Holder,  upon  surrender  of  this
     Debenture,  the  Borrower  shall  promptly  issue  new  Debentures  in  the aggregate  outstanding principal amount hereof, in the form hereof, in such denominations of at least $50,000 as the Holder shall request.

4.11 Purchase Agreement. By its acceptance of this Debenture, each Holder agrees to be bound by the applicable terms of the Purchase Agreement.

4.12 Notice of Corporate Events.  Except as otherwise provided below, the Holder of this  Debenture  shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this  Debenture  into Common Stock.
     The  Borrower  shall  provide  the Holder  with prior  notification  of any meeting of the Borrower's  shareholders  (and copies of proxy materials and other information sent to shareholders).  In the event of any taking by the
     Borrower of a record of its  shareholders  for the  purpose of  determining shareholders  who are entitled to receive  payment of any dividend or other distribution,  any right to subscribe  for,  purchase or otherwise  acquire
     (including   by  way  of   merger,   consolidation,   reclassification   or
     recapitalization)  any  share  of any  class  or any  other  securities  or property,  or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease  or  conveyance  of all or  substantially  all of the  assets  of the
     Borrower  or any  proposed  liquidation,  dissolution  or winding up of the
     Borrower,  the Borrower shall mail a notice to the Holder,  at least twenty
     (20) days prior to the record date  specified  therein (or thirty (30) days prior  to the  consummation  of the  transaction  or  event,  whichever  is earlier),  of the date on  which  any such  record  is to be taken  for the purpose of such dividend,  distribution,  right or other event, and a brief
     statement   regarding   the  amount  and   character   of  such   dividend,
     distribution,  right or other event to the extent  known at such time.  The
     Borrower  shall  make  a  public   announcement   of  any  event  requiring
     notification to the Holder hereunder substantially  simultaneously with the notification  to the Holder in  accordance  with the terms of this  Section
     4.12.

4.13 Remedies.  The Borrower acknowledges that a breach by it of its obligations hereunder  will cause  irreparable  harm to the Holder,  by  vitiating  the intent and purpose of the transaction contemplated hereby. Accordingly, the
     Borrower  acknowledges  that  the  remedy  at  law  for  a  breach  of  its obligations  under this  Debenture  will be inadequate  and agrees,  in the event of a breach or threatened breach by the Borrower of the provisions of this Debenture, that the Holder shall be entitled, in addition to all other available  remedies at law or in equity,  and in addition to the  penalties assessable herein, to an injunction or injunctions restraining,  preventing or curing any breach of this  Debenture  and to  enforce  specifically  the terms and  provisions  thereof,  without the necessity of showing  economic loss and without any bond or other security being required.

Article V.                         OPTIONAL PREPAYMENT

5.1  Optional Prepayment.  Notwithstanding anything to the contrary contained in this  Article  V, so long as (i) no  Event of  Default  or  Trading  Market
     Prepayment  Event shall have occurred and be continuing,  (ii) the Borrower has a sufficient  number of authorized  shares of Common Stock reserved for issuance upon full conversion of the Debentures, then at any time after the
     Issue Date, and (iii) the common stock is trading below $1.00 per share the
     Borrower  shall  have the  right,  exercisable  on not  less  than ten (10)
     Trading Days prior written notice to the Holders of the  Debentures  (which notice may not be sent to the Holders of the Debentures  until the Borrower is permitted to prepay the  Debentures  pursuant to this Section  5.1),  to prepay all of the  outstanding  Debentures in accordance  with this Section
     5.1. Any notice of prepayment hereunder (an "Optional Prepayment") shall be delivered to the Holders of the  Debentures at their  registered  addresses appearing on the books and records of the Borrower and shall state (1) that the Borrower is exercising its right to prepay all of the Debentures issued on the Issue Date and (2) the date of prepayment (the "Optional  Prepayment
     Notice").  On the date  fixed  for  prepayment  (the  "Optional  Prepayment
     Date"),  the Borrower shall make payment of the Optional  Prepayment Amount
     (as defined  below) to or upon the order of the Holders as specified by the
     Holders in writing to the  Borrower at least one (1)  business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Debentures, the Borrower shall make payment to the holders of an amount in cash (the  "Optional  Prepayment  Amount") equal to either (i) 130% (for prepayments  occurring  within  sixty (60) days of the Issue  Date) or (ii)
     150% (for prepayments occurring after the sixtieth (60th) day following the
     Issue Date),  multiplied by the sum of (w) the then  outstanding  principal amount of this Debenture plus (x) accrued and unpaid interest on the unpaid principal amount of this Debenture to the Optional Prepayment Date plus (y)
     Default Interest, if any, on the amounts referred to in clauses (w) and (x)
     plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g)
     hereof or pursuant to Section  2(c) of the  Registration  Rights  Agreement
     (the then  outstanding  principal  amount of this  Debenture to the date of payment  plus the  amounts  referred to in clauses  (x),  (y) and (z) shall collectively be known as the "Optional  Prepayment  Sum").  Notwithstanding notice of an Optional  Prepayment,  the Holders shall at all times prior to the  Optional  Prepayment  Date  maintain  the right to convert  all or any portion of the  Debentures in accordance  with Article I and any portion of
     Debentures so converted after receipt of an Optional  Prepayment Notice and prior to the Optional  Prepayment Date set forth in such notice and payment of the  aggregate  Optional  Prepayment  Amount shall be deducted  from the principal  amount of Debentures  which are otherwise  subject to prepayment pursuant to such notice.  If the Borrower  delivers an Optional  Prepayment
     Notice and fails to pay the Optional  Prepayment  Amount due to the Holders
     of the  Debentures  within two (2)  business  days  following  the Optional
     Prepayment Date, the Borrower shall forever forfeit its right to redeem the
     Debentures pursuant to this Section 5.1.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF,  Borrower has caused this Debenture to be signed in its name by its duly authorized officer this 6th day of February, 2003.

                                          IDIAL NETWORKS, INC.

                                          By:   ______________________________
                                                Mark T. Wood
                                                Chief Executive Officer

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                    (To be Executed by the Registered Holder
                       in order to Convert the Debentures)

     The undersigned hereby irrevocably elects to convert $__________  principal amount of the Debenture  (defined below) into shares of common stock,  par value
$.005 per share ("Common Stock"), of iDial Networks,  Inc., a Nevada corporation
(the  "Borrower")  according to the conditions of the convertible  debentures of the  Borrower  dated as of February 6, 2003 (the  "Debentures"),  as of the date written below. If securities are to be issued in the name of a person other than the  undersigned,  the  undersigned  will pay all  transfer  taxes  payable with respect  thereto and is delivering  herewith such  certificates.  No fee will be charged to the Holder for any  conversion,  except for transfer taxes, if any. A copy of each  Debenture  is  attached  hereto  (or  evidence  of loss,  theft or destruction thereof).

     The  Borrower  shall  electronically  transmit  the Common  Stock  issuable pursuant to this Notice of Conversion to the account of the  undersigned  or its nominee with DTC through its Deposit  Withdrawal Agent Commission  system ("DWAC
Transfer").

      Name of DTC Prime Broker:
                               -----------------------------------------
      Account Number:
                     ---------------------------------------------------

     In lieu of  receiving  shares of Common  Stock  issuable  pursuant  to this
Notice of Conversion by way of a DWAC Transfer,  the undersigned hereby requests that the Borrower issue a certificate or  certificates  for the number of shares of  Common  Stock set  forth  below  (which  numbers  are based on the  Holder's calculation  attached hereto) in the name(s) specified  immediately below or, if additional space is necessary, on an attachment hereto:

      Name:
           -------------------------------------------------------------
      Address:
              ----------------------------------------------------------

     The  undersigned  represents  and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the
Debentures  shall be made pursuant to registration  of the securities  under the
Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

            Date of Conversion:___________________________
            Applicable Conversion Price:____________________
            Number of Shares of Common Stock to be Issued Pursuant to
            Conversion of the Debentures:______________
            Signature:___________________________________
            Name:______________________________________
            Address:____________________________________

The  Borrower  shall issue and deliver  shares of Common  Stock to an  overnight courier not later than three  business  days  following  receipt of the original
Debenture(s) to be converted, and shall make payments pursuant to the Debentures for the number of business days such issuance and delivery is late.